EXHIBIT 10.3

RESTRICTED STOCK PURCHASE AGREEMENT

AGREEMENT dated as of [Grant Date] between 3D SYSTEMS CORPORATION, a Delaware corporation (the "Company"), and [Name of Recipient] (the "Participant").

The Amended and Restated 2004 Incentive Stock Plan (the "Plan") of 3D Systems Corporation is designed to assist the Company and its subsidiaries and affiliates in attracting and retaining employees and consultants of outstanding competence by providing an incentive that permits the persons responsible for the Company's growth to share directly in that growth and to further the identity of their interests with the interests of the Company's stockholders. The Participant is eligible to receive grants of shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) under Section 7 of the Plan.

NOW, THEREFORE, the Company and the Participant mutually agree as follows:

Section 1. Award of Restricted Stock

Subject to the terms and conditions hereinafter set forth, the Company hereby sells to the Participant and the Participant purchases from the Company [Number of Shares] shares of Common Stock for a purchase price of $1.00 per share (the "Issue Price"), receipt of which the Company hereby acknowledges. The Participant will receive evidence of ownership of such shares of Common Stock within a reasonable time after execution of this Agreement.

Section 2. Terms and Conditions of Plan

The Participant agrees that all shares of Common Stock issued pursuant to this Agreement shall be held in accordance with the terms and conditions of the Plan. The authority of the Company to enter into this Agreement and to issue shares of Common Stock pursuant hereto is derived exclusively from the Plan. If any terms or conditions of this Agreement conflict with any terms or conditions of the Plan, the terms and conditions of the Plan shall control. The Participant acknowledges that a copy of the Plan has been made available to the Participant.

Section 3. Restriction on Transfer

Until the restrictions in Section 4 of this Agreement lapse and except as permitted by Section 4 and 5 of this Agreement and Section 10 of thePlan, no shares of Common Stock issued pursuant to this Agreement, or any interest therein, shall be sold, transferred, pledged, encumbered or otherwise disposed of by the Participant so long as the Participant shall remain a Participant of the Company, except that such restrictions may expire earlier as provided by Section 9 of the Plan.

Section 4. Forfeiture, Repurchase Option and Period of Restriction

(a)	The Restricted Stock shall be forfeited and all rights of the Participant with respect to such Restricted Stock shall terminate unless the Participant continues in the service of the Company, a Subsidiary or an Affiliate for a period beginning on the date of the grant and ending on the earlier of the third anniversary of such date or the date that the Participant’s employment ends on account of death or Disability, and satisfies any and all other conditions set forth in this Agreement.”For a period beginning on the date of the grant and ending on the third anniversary of such date or the date specified in paragraph (b) below, whichever is later, the Common Stock underlying such award shall be subject to an option in favor of the Company to repurchase at a price per share equal to the Issue Price. The option of the Company only shall become exercisable upon the termination of employment or service of the Participant with the Company, a Subsidiary or an Affiliate, other than by reason of death or Disability. Notwithstanding anything contained in Section 7 of the Plan to the contrary, the Compensation Committee of the Board of Directors of the Company (the “Committee”) may, in its sole discretion, waive the forfeiture period and any other conditions set forth in this Agreement under appropriate circumstances (including, but not limited to, the death, Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the shares under the Restricted Stock Award) as the Committee shall deem appropriate.

(b)	Notwithstanding anything in the Plan or herein to the contrary, in the case of a Participant who terminates employment or service within 120 days or less before the third anniversary of the grant date, the option of the Company to repurchase the Restricted Stock shall not expire until 120 days after the date of such termination.

(c)	The decision to exercise any such repurchase option as to all or part of the Common Stock subject thereto shall be made by the Committee and communicated to the Chief Executive Officer or other appropriate officer of the Company authorized to take any action necessary to effectuate such decision.

(d)	Neither the Common Stock underlying an award of Restricted Stock nor any interest therein shall be sold, transferred or encumbered until such repurchase option expires.

Section 5. Exercise of the Repurchase Option

The Company shall exercise its option to repurchase the Common Stock underlying a grant of Restricted Stock, in whole or part, by sending written notice to the Participant at the address specified by the Participant for such purpose no later than 120 days after the Participant's termination of employment or service. The notice shall set forth all necessary information to instruct the Participant in respect of endorsing and returning to the Company a stock power authorizing the transfer and return of such Common Stock, including the date on which such stock power should be returned. Written notice also may be delivered in person to the Participant, at any location, provided that such delivery occurs no later than 120 days after the Participant's termination of employment or service. The Participant or any successor in interest with respect to such Common Stock shall have no further rights as a stockholder of the Company from and after the date specified in the notice. If the stock power is duly delivered in accordance with the written notice, the Company promptly shall send the Participant a check in repayment of the Issue Price. If the stock power is not so delivered, the Company shall advise its transfer agent to cancel such shares issued to the Participant under this Agreement and return such shares to the Company.

Section 6. Undertakings of Participant

The Participant represents and agrees that he or she will comply with the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), with respect to such shares, and he or she will indemnify the Company for any costs, liabilities and expenses that it may sustain by reason of any violation of the Securities Act or the Securities Exchange Act caused by any act or omission on his or her part with respect to such shares.

Section 7. Non-Competition

In consideration of the Common Stock underlying the Restricted Stock awarded to the Participant pursuant to this Agreement, and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Participant agrees as follows:

The parties understand and agree that the purpose of the restrictions contained in this Section 7 are to protect the goodwill and other legitimate business interests of the Company, and that the Company would not have entered into this Agreement in the absence of such restrictions. Participant acknowledges and agrees that the restrictions contained in this Section 7 are reasonable and do not, and will not, unduly impair Participant’s ability to earn a living after the Participant’s separation of employment from the Company for any reason. Participant understands that the Company is a global company and engages in business throughout the United States and across the world. The provisions of this Section 7 shall survive the expiration or sooner termination of this Agreement.

(a)	Except as provided in Section 7(d) below, Participant agrees that, during the term of Participant’s employment with the Company and for a period of eighteen (18) months following separation of Participant’s employment with the Company (such period, the “Restricted Period”), including termination by the Company for cause or without cause, Participant will not, directly or indirectly, own any interest in, develop, manage, control, participate in, consult, render services, organize, or in any manner engage (whether as an officer, director, employee, independent contractor, partner, member, joint venturer, agent, representative, or otherwise, but in each instance, in a role similar to or the same as, or with any of the same or similar duties and responsibilities as, any position or services held or rendered by Participant on behalf of Company during Participant’s employment with the Company) in any activity or enterprise providing three dimensional (“3D”) or additive manufacturing content-to-print solutions, including 3D printers, print materials, on-demand custom parts services and 3D authoring solutions for professionals and consumers (the “Business of Company”) anywhere in the United States. The Company and the Participant each intends that the covenants of this Section 7(a) shall be deemed to be a series of separate covenants, one for each county or province of each and every state, and one for each month of the time periods covered by such covenants.

(b)	If, during the enforcement of any or all of the covenants and provisions set forth in this Section 7, any court of competent jurisdiction or arbitrator enters a final judgment that declares that the duration, scope, or area restrictions stated herein are unreasonable under circumstances then existing, are invalid, or are otherwise unenforceable, then the parties hereto agree that the maximum enforceable duration, scope, or area reasonable under such circumstances shall be substituted for the stated duration, scope, or area, and that the court or arbitrator making the determination of invalidity or unenforceability shall have the power to revise the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes the closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified to cover the maximum duration, scope, or area permitted by Law.

(c)	Participant agrees that in the event a court of competent jurisdiction or arbitrator declares that there has been a breach by Participant of this Section 7, the term of any such covenant so breached shall be automatically extended for the period of time of the violation from the date on which such breach ceases or from the date of the entry by an arbitrator or court of competent jurisdiction of a final non-appealable order enforcing such covenant, whichever is later.

(d)	Notwithstanding the terms of this Section 7 the Participant shall not be prohibited from (i) being a beneficial owner of not more than five percent (5%) of the outstanding stock of any class of person which is publicly traded and which enterprise is competitive with the Business of the Company, so long as Participant has no active participation in the business of such person or (ii) serving as a director or advisor to any non-profit organization or governmental entity.

(e)	The Participant acknowledges and agrees that the Company and its direct and indirect subsidiaries are expressly intended to be third-party beneficiaries of the provisions of this Agreement and that any assignees of the Company that are permitted by this Agreement are authorized to enforce the provisions of this Agreement.

Section 8. Legend

The obligation of the Company to issue Common Stock upon execution of this Agreement shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required. The Participant consents to the imprinting of the following legend on any certificate or certificates evidencing such shares and to the entry of a stop- transfer order with respect thereto in the records of the Company's transfer agent:

The shares represented by this certificate may be sold, transferred or otherwise disposed of only if registered under the Securities Act of 1933, as amended, or if in the opinion of counsel to 3D Systems Corporation, an exemption from registration is available.

The Participant acknowledges that, so long as the restrictions on transfer imposed by the Plan remain in effect, all shares issued under the Plan shall be represented by certificates that will be imprinted with the legend substantially in the following form:

The shares represented hereby are held subject to the terms of the Amended and Restated 2004 Incentive Stock Plan (the “Plan”) of 3D Systems Corporation (the “Company”), which Plan provides that the shares issued pursuant thereto are subject to an option in favor of the Company to reacquire such shares at a price that may be significantly lower than their fair market value and that neither such shares nor any interest therein may be sold, transferred or encumbered until the expiration of such option. If such option is exercised, the holder of the shares represented hereby will have no further rights with respect to such shares and the issuance will be deemed void. A copy of such Plan is available for inspection at the executive offices of the Company.

and shall have in effect a stop-transfer order with respect thereto. Upon the expiration of the Company's option to reacquire the shares of Common Stock, the Participant may surrender to the Company the certificate(s) representing such Common Stock in exchange for a new certificate(s), free of the above legend, or for a statement from the Company representing such shares in book entry form free of such legend.

Section 9. Registration of Shares

The Company shall use its reasonable commercial efforts to cause the shares of Common Stock issuable in connection with this Plan to be registered under the Securities Act of 1933, as amended (the “Securities Act”), but shall otherwise be under no obligation to register any shares of Common Stock issued under the Plan under the Securities Act or otherwise. If, at the time any shares of Common Stock are issued pursuant to the Plan, there shall not be on file with the Securities and Exchange Commission an effective Registration Statement under the Securities Act covering such shares of Common Stock, the Participant to whom such shares are to be issued will execute and deliver to the Company upon receipt by him or her of any such shares an undertaking, in form and substance satisfactory to the Company, that (i) such Participant has had access or will, by reason of such person's employment or service with the Company, or otherwise, have access to sufficient information concerning the Company to enable him or her to evaluate the merits and risks of the acquisition of shares of the Company's Common Stock pursuant to the Plan, (ii) such Participant has such knowledge and experience in financial and business matters that such person is capable of evaluating such acquisition, (iii) it is the intention of such Participant to acquire and hold such shares for investment and not for the resale or distribution thereof, (iv) such Participant will comply with the Securities Act and the Exchange Act with respect to such shares, and (v) such Participant will indemnify the Company for any cost, liability and expense that the Company may sustain by reason of any violation of the Securities Act or the Exchange Act occasioned by any act or omission on his or her part with respect to such shares.

Section 10. No Rights in Common Stock

The prospective recipient of a Restricted Stock award shall not have any right with respect to such award, unless and until the recipient has executed an agreement evidencing the award, delivered a fully executed copy thereof to the Company, and otherwise complied with the terms and conditions of such award and of Section 7 of the Plan, and then only from the date such person becomes the record owner of the shares of Restricted Stock. Once the conditions in the foregoing sentence have been satisfied, and except as provided in Sections 4 and 5 of this Agreement, the Participant shall have with respect to an award of Restricted Stock all the rights of a stockholder of the Company, including the right to vote and to receive cash dividends (if any). The Committee, in its sole discretion, as determined at the time of the award, may permit or require such cash dividends (if any) to be reinvested in additional Restricted Stock, provided that sufficient shares of Common Stock are available under Section 3 of the Plan for such reinvestment (taking into account then outstanding awards under the Plan). Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

Section 11. Notices

Any notice that either party hereto may be required or permitted to give to the other shall be in writing and, except as otherwise required herein, may be delivered personally or by mail to the Company at 333 Three D Systems Circle, Rock Hill, South Carolina 29730, attention of the Secretary of the Company, or to the Participant at the address set forth below or at such other address as either party may designate by notice to the other.

Section 12. Adjustments

In the event of any change in the outstanding shares of Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of security, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash dividend), then, unless the terms of such transaction shall provide otherwise, such equitable adjustments shall be made in the Plan and the awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities that may be acquired pursuant to awards theretofore granted under the Plan; (ii) the maximum number and type of shares or other securities that may be issued pursuant to awards thereafter granted under the Plan; (iii) the number of shares of Restricted Stock that are outstanding and the terms thereof; and (iv) the maximum number of shares or other securities with respect to which awards may thereafter be granted to any Participant in any Plan Year) as the Committee determines are necessary or appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock available for distribution under the Plan as set forth in Section 3 of the Plan. Such adjustments shall be conclusive and binding for all purposes of the Plan.

Section 13. Successors

The provisions of the Plan shall be binding upon and inure to the benefit of all successors of any person receiving Common Stock of the Corporation pursuant to the Plan, including, without limitation, the estate of such person and the executors, administrators or trustees thereof, the heirs and legatees of such person, and any receiver, trustee in bankruptcy or representative of creditors of such person.

Section 14. Company's Right to Terminate Retention; Exclusivity

Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements or modifying existing compensation arrangements for Participants, subject to stockholder approval if such approval is required by applicable statute, rule or regulation; and such arrangements either may be generally applicable or applicable only in specific cases. Neither the adoption of the Plan nor a grant to a Participant of any Restricted Stock Award shall confer upon any Participant any right to continued employment or service with the Company, a Subsidiary or an Affiliate.

Section 15. Payment of Withholding Tax

The Participant undertakes to comply with any appropriate requests that may be made by the Company in respect of the withholding of any federal, state or local taxes and any other charges that may be required by law to be withheld by reason of a grant or the issuance of shares of Common Stock pursuant to the Plan.

Section 16. Applicable Law

This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

Section 17. Severability

If any provision of this Agreement is held to be illegal, void or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed pursuant to due authorization, all as of the day and year first above written.

3D SYSTEMS CORPORATION

By: ___________________________________

[Name]

Executive Vice President, Chief Legal Officer and Secretary

PARTICIPANT

      ____________________________________

[Name of Recipient]

[Address]

[City, State or Province, Postal Code, and Country]

Participant hereby designates __________________________ to be the beneficiary of the Restricted Stock awarded pursuant to this Agreement, to the extent that the restrictions set forth in Section 4 of this Agreement relating to such Restricted Stock have not yet lapsed at the time of Participant’s death.